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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 12 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 22, 2002

                              PLANAR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            OREGON                         0-23018                        93-0835396
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer Identification No.)
        incorporation)

                              1400 NW Compton Drive
                             Beaverton, Oregon 97006
                                 (503) 748-1100
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 18, 2002 by and among Planar Systems, Inc., an Oregon corporation ("Planar"), Bone Doctor Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Planar ("Sub"), DOME imaging systems, inc., a Delaware corporation ("DOME") and certain stockholders of DOME (the "Stockholders"), Sub was merged with and into DOME (the "Merger") effective as of April 22, 2002 (the "Effective Time"). As a result of the Merger, DOME became a wholly-owned subsidiary of Planar.

     At the Effective Time, the 7,075,383 shares of DOME common stock outstanding immediately prior to the Effective Time were converted into the right to receive cash in an amount equal to $7.38 per share, or an aggregate of $52,216,326.54, and each option to purchase DOME common stock outstanding immediately prior to the Effective Time was assumed by Planar. A total of 620,782 shares of Planar common stock and cash in the aggregate amount of $1,231,618.68 are issuable by Planar upon the exercise of the DOME stock options assumed by Planar in the Merger. Planar funded the cash portion of the consideration payable in the Merger through cash-on-hand and a new $40 million LIBOR-based debt facility with U.S. Bank National Association and Wells Fargo Bank, National Association. In connection with the Merger, Planar sold a total of 120,643 shares of Planar common stock to the four founders of DOME at a price of $22.80 per share. In addition, Planar granted a total of 12,065 incentive stock options and an aggregate of 80,000 nonqualified stock options to the founders of DOME at an exercise price of $21.11 and$22.80, respectively.

     The amount of the consideration paid in the Merger was determined through arms-length negotiations between representatives of Planar and DOME. Prior to the date of the Merger Agreement, no material relationship existed between Planar and DOME or any of its affiliates, any director or officer of Planar, or any associate of any such director or officer. In connection with the Merger, Planar entered into employment agreements with certain officers of DOME.

     Prior to the merger, DOME was a privately held company that focused on developing, manufacturing and marketing advanced display products for medical-imaging applications at its Waltham, Massachusetts facilities. Planar expects to continue the operations of DOME at its existing Waltham, Massachusetts facilities.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statement of Business Acquired.

     It is impracticable to provide the financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K must be filed.

     (b)  Pro Forma Financial Statements

     It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date of this Current Report on Form 8-K must be filed.

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     (c)  Exhibits

          2.1 Agreement and Plan of Merger dated as of March 18, 2002 by and among Planar Systems, Inc., DOME imaging systems, inc., Bone Doctor Acquisition Corporation and certain stockholders of DOME.

          10.1 Stock Purchase Agreement dated April 22, 2002 by and among Planar Systems, Inc., Marlin E. Cobb, G. Richard Fryling II, Karen D. Miller and Peter M. Steven.

          10.2 Credit Agreement dated April 22, 2002 by and among Planar Systems, Inc., U.S. Bank National Association and Wells Fargo Bank, National Association.

          99.1 Press Release issued by Planar Systems, Inc. on April 23, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 3, 2002.

                                      PLANAR SYSTEMS, INC.
                                      (Registrant)


                                      /s/ Steven J. Buhaly
                                      ------------------------------------------
                                      Steven J. Buhaly
                                      Vice President and Chief Financial Officer